Exhibit 10.2

ZYNGA INC.

2007 EQUITY INCENTIVE PLAN

Adopted on November 2, 2007

As Amended through August 21, 2018

1.PURPOSE.  The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering eligible persons an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, and Restricted Stock Units.  Capitalized terms not defined in the text are defined in Section 23 hereof.  Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, grants may be made pursuant to this plan which do not qualify for exemption under Rule 701 promulgated under the Securities Act or Section 25102(o) of the California Corporations Code (“Section 25102(o)”).  Any requirement of this Plan which is required in law only because of Section 25102(o) need not apply if the Committee so provides.

2.SHARES SUBJECT TO THE PLAN.

2.1Number of Shares Available.  Subject to Sections 2.2 and 18 hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 176,100,000 Shares.  Subject to Sections 2.2, 5.10 and 18 hereof, Shares subject to Awards previously granted will again be available for grant and issuance in connection with future Awards under this Plan to the extent such Shares: (i) cease to be subject to issuance upon exercise of an Option, other than due to exercise of such Option; (ii) are subject to an Award granted hereunder but the Shares subject to such Award are forfeited or repurchased by the Company at the original issue price; or (iii) are subject to an Award that otherwise terminates without Shares being issued. At all times, the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all Awards granted and outstanding under this Plan.

2.2Adjustment of Shares.  In the event that the number of outstanding shares of the Company’s Class A Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (i) the number of Shares reserved for issuance under this Plan, (ii) the Exercise Prices of and number of Shares subject to outstanding Options and (iii) the Purchase Prices of and number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

3.ELIGIBILITY.  ISOs (as defined in Section 5 hereof) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company.  NQSOs (as defined in Section 5 hereof), Restricted Stock Awards and Restricted Stock Units may be granted to employees, officers, directors and consultants of the Company or any Parent or Subsidiary of the Company; provided such consultants are natural persons who render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.  A person may be granted more than one Award under this Plan.

4.ADMINISTRATION.

4.1Committee Authority.  This Plan will be administered by the Committee or the Board if no Committee is created by the Board.  Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan.  Without limitation, the Committee will have the authority to:

(a)construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)prescribe, amend and rescind rules and regulations relating to this Plan;

(c)approve persons to receive Awards;

(d)determine the form and terms of Awards;

(e)determine the number of Shares or other consideration subject to Awards;

(f)determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or awards under any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)subject to Sections 16.1 and 16.2 hereof, grant waivers of any conditions of this Plan or any Award;

(h)determine the terms of vesting, exercisability and payment of Awards;

(i)correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, any Award Agreement, any Exercise Agreement or any Restricted Stock Purchase Agreement;

(j)determine whether an Award has been earned;

(k)make all other determinations necessary or advisable for the administration of this Plan; and

(l)extend the vesting period beyond a Participant’s Termination Date.

4.2Committee Discretion.  Unless in contravention of any express terms of this Plan or an Award, any determination made by the Committee with respect to any Award will be made in its sole discretion either (i) at the time of grant of the Award, or (ii) subject to Section 5.9 hereof, at any later time.  Any such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.  The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan, provided such officer or officers are members of the Board.

5.OPTIONS.  The Committee may grant Options to eligible persons described in Section 3 hereof and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1Form of Option Grant.  Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2Date of Grant.  The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Committee.  The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3Exercise Period.  Options may be exercisable immediately but subject to repurchase pursuant to Section 12 hereof or may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted, nor exercisable earlier than six (6) months after its date of grant if granted to an employee who is a non-exempt employee for purposes of overtime pay except as permitted under the Fair Labor Standards Act of 1938; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4Exercise Price.  The Exercise Price of an Option will be determined by the Committee when the Option is granted and shall not be less than the Fair Market Value per Share unless expressly determined in writing by the Committee on the Option’s date of grant; provided that the Exercise Price of an ISO granted to a Ten Percent Shareholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.  Payment for the Shares purchased must be made in accordance with Section 8 hereof.

5.5Method of Exercise.  Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant).  The Exercise Agreement will state (i) the number of Shares being purchased, (ii) the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and (iii) such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws.  Participant shall execute and deliver to the Company the Exercise Agreement together with payment in full of the Exercise Price, and any applicable taxes, for the number of Shares being purchased.

5.6Termination.  Subject to earlier termination pursuant to Sections 18 and 19 hereof and notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant’s Options only to the extent that such Options are exercisable as to Vested Shares upon the Termination Date or as otherwise determined by the Committee.  Such Options must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO) but in any event, no later than the expiration date of the Options.

(b)If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause), then Participant’s Options may be exercised only to the extent that such Options are exercisable as to Vested Shares by Participant on the Termination Date or as otherwise determined by the Committee.  Such options must be exercised by Participant (or Participant’s legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee, with any exercise beyond (i) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or disability, within the meaning of Section 22(e)(3) of the Code, or (ii) twelve (12) months after the Termination Date when the Termination is for Participant’s disability, within the meaning of Section 22(e)(3) of the Code, deemed to be an NQSO) but in any event no later than the expiration date of the Options.

(c)If a Participant is terminated for Cause, such Participant’s Options shall expire immediately upon such termination, unless a later time is expressly determined by the Committee.

5.7Limitations on Exercise.  The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8Limitations on ISOs.  The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed One Hundred Thousand Dollars ($100,000).  If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year will be NQSOs.  In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date (as defined in Section 19 hereof) to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted.  Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.  Subject to Section 5.10 hereof, the Committee may reduce the Exercise Price of outstanding Options without the consent of Participants by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 hereof for Options granted on the date the action is taken to reduce the Exercise Price; provided, further, that the Exercise Price will not be reduced below the par value of the Shares, if any.

5.10No Disqualification.  Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant, to disqualify any Participant’s ISO under Section 422 of the Code.  In no event shall the total number of Shares issued (counting each reissuance of a Share that was previously issued and then forfeited or repurchased by the Company as a separate issuance) under the Plan upon exercise of ISOs exceed 50,000,000 Shares (adjusted in proportion to any adjustments under Section 2.2 hereof) over the term of the Plan.

6.RESTRICTED STOCK.  A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to certain specified restrictions.  The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1Form of Restricted Stock Award.  All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan.  The Restricted Stock Award will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person.  If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within such thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

6.2Purchase Price.  The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted or at the time the purchase is consummated.  Payment of the Purchase Price must be made in accordance with Section 8 hereof.

6.3Restrictions.  Restricted Stock Awards may be subject to the restrictions set forth in Section 12 hereof or such other restrictions not inconsistent with Section 25102(o) of the California Corporations Code.

7.RESTRICTED STOCK UNITS.

7.1Awards of Restricted Stock Units.  A Restricted Stock Unit is an Award covering a number of Shares that may be settled in cash, or by issuance of those Shares at a date in the future.  No Purchase Price shall apply to an RSU settled in Shares other than the payment of the aggregate par value of all Shares issuable upon such settlement.  All grants of Restricted Stock Units will be evidenced by an Award Agreement (“Restricted Stock Unit Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan.

7.2Form and Timing of Settlement.  To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code (or any successor) and any regulations or rulings promulgated thereunder.  Payment may be made in the form of cash or whole Shares or a combination thereof, all as the Committee determines.

8.PAYMENT FOR SHARE PURCHASES.

8.1Payment.  Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)by cancellation of indebtedness of the Company owed to the Participant;

(b)by surrender of shares of the Company that: (i) either (A) for which the Company has received “full payment of the purchase price” within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (B) were obtained by Participant in the public market and (ii) are clear of all liens, claims, encumbrances or security interests;

(c)by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Exercise Price or Purchase Price, as the case may be, equal to the par value of the Shares must be paid in cash or other legal consideration permitted by Delaware General Corporation Law;

(d)by waiver of compensation due or accrued to the Participant from the Company for services rendered;

(e)with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(i)through a “same day sale” commitment from the Participant and a Company-designated broker-dealer that is a member of the Financial Industry Regulatory Authority (a “Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(ii)through a “margin” commitment from the Participant and a Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the Dealer in a margin account as security for a loan from the Dealer in the amount of the total Exercise Price, and whereby the Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(f)by any combination of the foregoing.

8.2Loan Guarantees.  The Committee may, in its sole discretion, elect to assist the Participant in paying for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

9.WITHHOLDING TAXES.

9.1Withholding Generally.  Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.  Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash by the Company, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

9.2Stock Withholding.  When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that minimum number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined; but in no event will the Company withhold Shares if such withholding would result in adverse accounting consequences to the Company. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.

10.PRIVILEGES OF STOCK OWNERSHIP.  No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant.  After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock. The Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased pursuant to Section 12 hereof.

11.TRANSFERABILITY.  Subject to Sections 16.1 and 16.2 hereof, except as permitted by the Committee, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by the Participant, other than by will or by the laws of descent and distribution, and, with respect to NQSOs, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e), and may not be made subject to execution, attachment or similar process. During the lifetime of the Participant, an Award will be exercisable only by the Participant or the Participant’s legal representative and any elections with respect to an Award may be made only by the Participant or the Participant’s legal representative.

12.RESTRICTIONS ON SHARES.

12.1Right of First Refusal.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, provided that such right of first refusal terminates upon the Company’s initial public offering of Class A Common Stock pursuant to an effective registration statement filed under the Securities Act.

12.2Right of Repurchase.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase Unvested Shares held by a Participant for cash and/or cancellation of purchase money indebtedness owed to the Company by the Participant following such Participant’s Termination at any time.

13.CERTIFICATES.  All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14.ESCROW; PLEDGE OF SHARES.  To enforce any restrictions on a Participant’s Shares set forth in Section 12 hereof, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated.  The Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.  Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve.  The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15.EXCHANGE AND BUYOUT OF AWARDS.  The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards.  The Committee may at any time buy from a Participant an Award previously granted with payment in cash, shares of Class A Common Stock of the Company (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

16.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, grants may be made pursuant to this plan that do not qualify for exemption under Rule 701 or Section 25102(o) of the California Corporations Code.  Any requirement of this Plan which is required in law only because of Section 25102(o) need not apply with respect to a particular Award if the Committee so provides.  An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance.  Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

16.1Option Compliance with the Exemption Provided by Rule 12h-1(f).  Notwithstanding any other provision in this Plan or any Award Agreement, if, at the end of the Company’s most recently completed fiscal year, (i) the aggregate of the number of Option Holders (plus the number of other holders of all other outstanding compensatory stock options to purchase Shares) equals or exceeds five hundred (500), and (ii) the Company’s “total assets” as defined by Rule 12g5-2 promulgated under the Exchange Act exceed $10 million, then the following restrictions shall apply to Option Holders during any period during which the Company does not have a class of its securities registered under Section 12 of the Exchange Act and is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act: (A) the Options and, prior to exercise, the Shares to be issued upon exercise of the Options may not be transferred until the Company is no longer relying on the exemption provided by Rule 12h-1(f), except: (1) as permitted by Rule 701(c) promulgated under the Securities Act, (2) to a guardian upon the disability of the Option Holder, or (3) to an executor upon the death of the Option Holder (collectively, the “Permitted Option Transferees”); provided, however, that the following transfers are permitted: (x) transfers by the Option Holder to the Company, and (y) transfers in connection with a Change in Control (as defined below) or other acquisition transaction involving the Company, if after such transaction the Options no longer remain outstanding and the Company is no longer relying on the exemption provided by Rule 12h-1(f); provided further, that any Permitted Option Transferees may not further transfer the Options; (B) except as otherwise provided in (A) above, the Options and Shares to be issued upon exercise of the Options are restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” as defined by Rule 16a-1(h) promulgated under the Exchange Act, or any “call equivalent position” as defined by Rule 16a-1(b) promulgated under the Exchange Act by the Option Holder prior to exercise of an Option until the Company is no longer relying on the exemption provided by Rule 12h-1(f); and (C) at any time that the Company is relying on the exemption provided by Rule 12h-1(f), the Company shall deliver to Option Holders (whether by physical or electronic delivery or by written notice of the availability of the information on an internet site (and of any password needed to access the information if the internet site is password-protected)) the information required by Rules 701(e)(3), (4), and (5) promulgated under the Securities Act, every six (6) months, including financial statements that are not more than one hundred eighty (180) days old; provided, however, that the Company may condition the delivery of such information upon the Option Holder’s agreement to maintain the confidentiality of such information.

16.2RSU Compliance with the Exemption Provided by RSU Rule 12h-1(f).  Notwithstanding any other provision in this Plan or any Award Agreement, if, at the end of the Company’s most recently completed fiscal year, (i) the aggregate of the number of RSU Holders (plus the number of other holders of all other outstanding compensatory restricted stock units in respect of Shares) equals or exceeds five hundred (500), and (ii) the Company’s “total assets” as defined by Rule 12g5-2 promulgated under the Exchange Act exceed $10 million, then the following restrictions shall apply to RSU Holders during any period during which the Company does not have a class of its securities registered under Section 12 of the Exchange Act and is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act: (A) the RSUs and, prior to settlement, any Shares to be issued upon the lapse or termination of all restrictions on the RSUs may not be transferred until the Company is no longer relying on the exemption provided by RSU Rule 12h-1(f), except: (1) as permitted by Rule 701(c) promulgated under the Securities Act, (2) to a guardian upon the disability of the RSU Holder, or (3) to an executor upon the death of the RSU Holder (collectively, the “Permitted RSU Transferees”); provided, however, that the following transfers are permitted: (x) transfers by the RSU Holder to the Company, and (y) transfers in connection with a Change in Control (as defined below) or other acquisition transaction involving the Company, if after such transaction the RSUs no longer remain outstanding and the Company is no longer relying on the exemption provided by RSU Rule 12h-1(f); provided further, that any Permitted RSU Transferees may not further transfer the RSUs; (B) except as otherwise provided in (A) above, the RSUs and any Shares to be issued upon settlement of the RSUs are restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” as defined by Rule 16a-1(h) promulgated under the Exchange Act, or any “call equivalent position” as defined by Rule 16a-1(b) promulgated under the Exchange Act by the RSU Holder prior to settlement of an RSU until the Company is no longer relying on the exemption provided by RSU Rule 12h-1(f); and (C) at any time that the Company is relying on the exemption provided by RSU Rule 12h-1(f), the Company shall deliver to RSU Holders (whether by physical or electronic delivery or by written notice of the availability of the information on an internet site (and of any password needed to access the information if the internet site is password-protected)) the information required by Rules 701(e)(3), (4), and (5) promulgated under the Securities Act, every six (6) months, including financial statements that are not more than one hundred eighty (180) days old; provided, however, that the Company may condition the delivery of such information upon the RSU Holder’s agreement to maintain the confidentiality of such information.

17.NO OBLIGATION TO EMPLOY; CHANGE IN TIME COMMITMENT.  Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary or limit in any way the right of the Company or any Parent or Subsidiary to terminate a Participant’s employment or other relationship at any time, with or without Cause.  In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and its Parents and Subsidiaries is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of Shares subject to any portion of such Award that is scheduled to vest after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Award. In the event of any such reduction, the Participant shall have no right with respect to any portion of the Award that is so reduced.

18.CORPORATE TRANSACTIONS.

18.1Assumption or Replacement of Awards by Successor or Acquiring Company.  In the event of (a) (i) a dissolution or liquidation of the Company or (ii) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a “combination transaction”) in which the Company is a constituent corporation or is a party if, as a result of such combination transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an Acquiring Shareholder (defined below)) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation’s parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together possess at least fifty percent (50%) of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Shareholder; or (b) a sale of all or substantially all of the assets of the Company, that is followed by the distribution of the proceeds to the Company’s shareholders (any of the events described in clause (a) or (b) above, a “Change in Control”), any or all outstanding Awards may be assumed, converted or replaced by the successor or acquiring corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor or acquiring corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders of the Company (after taking into account the existing provisions of the Awards).  The successor or acquiring corporation may also substitute by issuing, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions and other provisions no less favorable to the Participant than those which applied to such outstanding Shares immediately prior to such transaction described in this Section 18.1.  For purposes of this Section 18.1, an “Acquiring Shareholder” means a shareholder or shareholders of the company that (i) merges or combines with the Company in such combination transaction or (ii) owns or controls a majority of another corporation that merges or combines with the Corporation in such combination transaction.

18.2Non-Assumption or Replacement of Awards by Successor or Acquiring Company.  In the event that such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute an Awards as provided above, pursuant to a transaction described in Section 18.1, then notwithstanding any other provision in this Plan to the contrary, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents,

as applicable.  The actions contemplated by the preceding sentence shall be taken with timing sufficient (as determined by the Committee) to allow the vested Awards to receive the benefit of the combination transaction.  In addition, if an Option is not assumed or substituted in the event of a combination transaction, the Committee will notify the Participant in writing or electronically that the Option will be exercisable for a period of time determined by the Committee in its sole discretion, and the Option will terminate upon the expiration of such period.

For the purposes of this subsection 18.2, an Award will be considered assumed if, following the combination transaction, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the combination transaction, the consideration (whether stock, cash, or other securities or property) received in the combination transaction by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the combination transaction is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or upon the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the combination transaction.

Notwithstanding anything in this Section 18 to the contrary, and unless otherwise provided in an Award Agreement, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

18.3Other Treatment of Awards.  Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1 hereof, any outstanding Awards will be treated as provided in the applicable agreement or plan of reorganization, merger, consolidation, dissolution, liquidation or sale of assets.

18.4Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Award under this Plan in substitution of such other company’s award or (ii) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan.  Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant.  In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code).  In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

19.ADOPTION AND SHAREHOLDER APPROVAL.  This Plan was adopted by the Board on November 2, 2007 (the “Effective Date”) and was approved by the shareholders of the Company on November 13, 2007.  Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (i) no Option may be exercised prior to initial shareholder approval of this Plan; (ii) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company; (iii) in the event that initial shareholder approval is not obtained within the time period provided herein, all Awards for which only the exemption from California’s securities qualification requirements provided by Section 25102(o) can apply shall be canceled, any Shares issued pursuant to any such Award shall be canceled and any purchase of such Shares issued hereunder shall be rescinded; and (iv) Awards (to which only the exemption from California’s securities qualification requirements provided by Section 25102(o) can apply) granted pursuant to an increase in the number of Shares approved by the Board which increase is not approved by shareholders within the time then required under Section 25102(o) shall be canceled, any Shares issued pursuant to any such Awards shall be canceled, and any purchase of Shares subject to any such Award shall be rescinded.

20.TERM OF PLAN/GOVERNING LAW.  Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of shareholder approval.  This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of California.

21.AMENDMENT OR TERMINATION OF PLAN.  Subject to Section 5.9 hereof, the Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to Section 25102(o) of the California Corporations Code or the Code or the regulations promulgated thereunder as such provisions apply to ISO plans.

22.NONEXCLUSIVITY OF THE PLAN.  Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.DEFINITIONS.  As used in this Plan, the following terms will have the following meanings:

“Award” means any award under this Plan, including any Option, Restricted Stock Award, or Restricted Stock Unit.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award, including the Stock Option Agreement, Restricted Stock Purchase Agreement, and Restricted Stock Unit Agreement.

“Board” means the Board of Directors of the Company.

“Cause” means (i) if a Participant is party to one or more agreements with the Company or a Parent or Subsidiary of the Company that relate to equity awards and contain a definition of

“Cause”, the definition of “Cause” in the applicable agreement(s), or (ii) if a Participant is not party to such any such agreement, Termination because of (A) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Parent or Subsidiary of the Company, the Participant’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (B) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (C) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Parent or Subsidiary of the Company and the Participant regarding the terms of the Participant’s service as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, officer, director or consultant of the Company or a Parent or Subsidiary of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Parent or Subsidiary of the Company and the Participant, (D) the Participant’s disregard of the policies of the Company or any Parent or Subsidiary of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent or Subsidiary of the Company, or (E) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent or Subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee created and appointed by the Board to administer this Plan, or if no committee is created and appointed, the Board.

“Company” means Zynga Inc., or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price per Share at which a holder of an Option may purchase Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Class A Common Stock determined as follows:

(a) if such Class A Common Stock is then publicly traded on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(b) if such Class A Common Stock is publicly traded but is not quoted, nor listed or admitted to trading, on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Committee may determine); or

(c) if none of the foregoing is applicable, by the Committee in good faith.

“Option” means an award of an option to purchase Shares pursuant to Section 5 hereof.

“Option Holder” means a Participant to whom one or more Options is granted under this Plan or, if applicable, such other person who holds one or more outstanding Options.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Plan” means this Zynga Inc. 2007 Equity Incentive Plan, as amended from time to time.

“Purchase Price” means the price at which a Participant may purchase Restricted Stock.

“Restricted Stock” means Shares purchased pursuant to a Restricted Stock Award.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 hereof.

“Restricted Stock Unit” or “RSU” means an award made pursuant to Section 7 hereof.

“RSU Holder” means a Participant to whom one or more RSUs is granted under this Plan or, if applicable, such other person who holds one or more outstanding RSUs.

“RSU Rule 12h-1(f)” means Rule 12h-1(f), but read as if it applied to restricted stock units instead of stock options, with all conditions of Rule 12h-1(f) applicable to restricted stock units as if they were stock options (except to the extent necessary to reflect any structural differences between restricted stock units and stock options generally).

“Rule 12h-1(f)” means Rule 12h-1(f) promulgated under the Exchange Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Class B Common Stock, $0.00000625 par value per share, holding 7 votes per share, reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18 hereof, and any successor security.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company.  A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days (a) unless reinstatement (or, in the case of an employee with an ISO, reemployment) upon the expiration of such leave is guaranteed by contract or statute, or (b) unless provided otherwise pursuant to formal policy adopted from time to time by the Company’s Board and issued and promulgated in writing. In the case of any Participant on (i) sick leave, (ii) military leave or (iii) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement.  The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.

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24.EXECUTION.  To record the adoption of this Plan by the Board and the amendment and restatement of this Plan as set forth herein, the Company has caused its authorized officer to execute the same as of August 21, 2018.

ZYNGA INC.

/s/ Phuong Y. Phillips

PHUONG Y. PHILLIPS

CHIEF LEGAL OFFICER